General Metals Announces Finalization of the Sale of Its Ghana Mining Interest

RENO, NV--(Marketwire - July 29, 2009) - General Metals (OTCBB: GNMT) is pleased to announce that it has entered into an agreement with Sunergy, Inc (OTCBB: SNEY) for the final terms for the sale of the Nyinahin Mining Concession to Sunergy. Pursuant to the agreement with General Metals, as amended, the outstanding consideration payable by Sunergy consisted of $237,500, which was due on April 30, 2009. In full and final satisfaction of all amounts, General Metals has agreed to accept 2,000,000 restricted shares of common stock of Sunergy. The result is that Sunergy will have provided a total share and cash consideration of $1,012,500 for the acquisition of the Concession, given the amounts previously provided.

Nyinahin Mining Concession, located in Ghana, is comprised of the Nyinahin Mineral Licence LVB 8936/05 and Land Registry No. 1535/2005, and subsequently converted into a Prospecting License (LVB 3857/08).

The 150 square kilometre Nyinahin Mining Concession is located between two geological gold belts, the Bibiani Belt to the west and the Asankrangwa to the east. The property shares borders with several major mining companies, including Newmont Mining, Napoli Gold and Dunkwa Continental Goldfields.

Company President and CEO Steve Parent commented: "We stand to benefit substantially from the development efforts of Sunergy on the Nyinahin mining concession and their activities in Ghana, both from our common share ownership and our 5% retained net smelter royalty on all products recovered from gold, silver, diamonds and base metals. More importantly, we have been able to remain focused on the development of our Independence Project in Nevada which is advancing rapidly towards near term production."

A detailed description of the Company's permitting activities leading to production is available at www.gnmtlive.com.

About General Metals Corporation: General Metals Corporation is an aggressive junior minerals exploration and development company, based in Reno, Nevada. The Company is actively exploring its 100% controlled Independence property strategically located in the prolific and highly prospective Battle Mountain Mining District, Nevada. Permitting and Engineering for heap leach production is underway at the Independence Mine. The Company recently entered into an agreement to sell its 150 sq. km. mining concession for gold, diamonds and base metals in Ghana, West Africa for $1,000,000 in cash and stock and retains a royalty.

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the Nyinahin Mining Concession and Sunergy's ability to make any required payments in regards to the to the Nyinahin Mining Concession as they become due.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.